EXHIBIT 5.1

Our File No. 38364-0001 / CW5781275.2	Clark Wilson LLP Barristers & Solicitors Patent & Trade-mark Agents 800-885 W Georgia Street Vancouver, BC V6C 3H1 Tel. 604.687.5700 Fax 604.687.6314

November 21, 2012

BY EMAIL

Titan Iron Ore Corp.
3040 North Campbell Ave. #110
Tucson, Arizona 85719
U.S.A.

Attention:                      Andrew Brodkey, Chief Executive Officer and President

Dear Sirs:
Re:Titan Iron Ore Corp. – Registration Statement on Form S-1

We have acted as counsel to Titan Iron Ore Corp. (the “Company”), a Nevada corporation, in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 12,906,300 shares (the “Registered Shares”) of the Company’s common stock, consisting of (i) up to 988,257 shares that may be issued upon conversion of debentures (“Debentures”) sold to certain selling stockholders named in the Registration Statement, (ii) up to 556,182 shares that were issued upon exercise of warrants by the certain selling stockholders named in the Registration Statement, (iii) up to 781,595 shares issued or to be issued to Ascendiant Capital Partners, LLC (“Ascendiant”) as commitment shares under a securities purchase agreement dated October 18, 2012 (the “Securities Purchase Agreement”) and (iv) up to 10,580,266 shares to be sold to Ascendiant under the Securities Purchase Agreement.

In connection with this opinion, we have reviewed:

(a)	the articles of incorporation of the Company, as amended;

(b)	the bylaws of the Company;

(c)	resolutions adopted by the board of directors of the Company pertaining to the Registered Shares;

(d)	the Registration Statement; and

(e)	the prospectus (the “Prospectus”) constituting a part of the Registration Statement.

We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.  As to all questions of fact material to this opinion, we have relied upon a certificate of an officer and director of the Company.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that those of the Registered Shares:

•	that are currently issued and outstanding have been duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company;

•
that may be issued upon conversion of the Debentures, once issued in accordance with the terms of the Debentures, will be duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company;

•
that are to be issued to Ascendiant as commitment shares under the Securities Purchase Agreement, once issued in accordance with the terms of the Securities Purchase Agreement, will be duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company; and

•
that are to be sold to Ascendiant under the Securities Purchase Agreement, once issued in accordance with the terms of the Securities Purchase Agreement, will be duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company.

This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, all applicable provisions of the Nevada constitution, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

Clark Wilson

cc:           United States Securities and Exchange Commission